UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check  the  appropriate  box:
[  ]  Preliminary  Information  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive  Information  Statement


                         TRANSPIRATOR TECHNOLOGIES, INC.
                  (Name of Registrant as Specified In Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[  ]  Fee  computed  on  table  below  per Exchange Act Rules 14c-5(g) and 0-11.
     1)  Title  of  each  class  of  securities  to  which  transaction applies:
     _______________________________________
     2)  Aggregate  number  of  securities  to  which  transaction  applies:
     _______________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing  fee  is  calculated  and  state  how  it  was  determined):
     _______________________________________
     4)  Proposed  maximum  aggregate  value  of  transaction:
     _______________________________________

[  ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)  Amount  Previously  Paid:
_______________________________________
2)  Form,  Schedule  or  Registration  Statement  No.
_______________________________________
3)  Filing  Party:
_______________________________________
4)  Date  Filed:
_______________________________________

                              INFORMATION STATEMENT

                         TRANSPIRATOR TECHNOLOGIES, INC.
                                  2 DANIEL ROAD
                              FAIRFIELD, NJ  07004


     This information statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

     The  matters  upon  which  action  is  taken  are:

1. Elect Raymond Romano, John Signorelli, and Martin Munzer to the Board of Directors to serve for a period of one year or until their successors are duly elected and qualified.

2. Amend the Certificate of Incorporation to increase the authorized capital to 75,000,000 common shares and 1,000,000 preferred shares, $.001 par value.

3. Amend the Certificate of Incorporation to change the name of the Company to CyGene Laboratories, Inc., or such other similar name as may be available in Delaware.

4. Effect a 0.53 to one forward split of the issued and outstanding shares of Transpirator Technologies, Inc. for shareholders of record as of September 3, 2003

5. Approve the adoption of the 2003 Stock Option Plan and allocate 3,500,000 shares of common stock to the 2003 Stock Option Plan for option grants.

     Each  of  the  actions  is  discussed  in  more  detail  below.

     The class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 3,500,000 shares, each share being entitled to one vote. The record date for determination of the security holders entitled to vote or give consent is September 3, 2003. The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions. The Board of Directors and shareholders owning 2,345,746 which constitute a majority of 67% of the outstanding voting securities of Transpirator have unanimously adopted, ratified and approved resolutions to effect the actions listed above. No other votes are required or necessary. We anticipate filing the Amendment to the Certificate of Incorporation reflecting the recapitalization and name change on or about September 30, 2003.

     This information statement is being first sent or given to security holders on approximately September 17, 2003.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

     The Form 10-QSB and Form 10-KSB filed by Transpirator with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Transpirator is presently "current" in the filing of all reports required to be filed by it.

                         DISSENTER'S RIGHTS OF APPRAISAL

     The General Corporation Law of the State of Delaware does not provide for dissenter's rights of appraisal in connection with the Recapitalization or other actions being taken by the Company.

                             PURPOSE OF THE ACTIONS

     The Company is negotiating into an Agreement and Plan of Merger with CyGene, Inc., whereby the Company will acquire CyGene by merging CyGene into a new subsidiary established by Transpirator. The CyGene shareholders will receive approximately 30,372,104 common shares of Transpirator in exchange for all of the issued and outstanding shares of CyGene. Following the merger, CyGene will be a wholly owned subsidiary of Transpirator and the shareholders of CyGene will have control of the Company. The business of Transpirator will be the current business of CyGene as described below. CyGene is in the process of raising additional capital prior to the Merger in order to pursue its business plan. A condition of the Agreement and Plan of Merger is that CyGene convert up to $1,600,000 but no less than $1,200,000 of debt into equity of CyGene.

     As part of the Agreement and Plan of Merger, the current assets and liabilities of Transpirator will be segregated in either a Trust or a Limited Liability Company for the benefit of the pre-merger shareholders of Transpirator.

     The approved actions are required in order to place the Company in a position to proceed with the Agreement and Plan of Merger with CyGene. No shareholder approval is required to execute the Merger with CyGene.

DESCRIPTION  OF  CYGENE

     CyGene, Inc. is a development stage biotechnology company based in Ft. Lauderdale, Florida. CyGene was established in 1995 to develop and commercialize a next generation DNA diagnostic technology called TPA or Target Protection Assay. In the development process the company has achieved significant technological breakthroughs in the field of genomic analysis and has automated them on a robotic platform, AGENDATM (Automated Genomic Diagnostic Analyzer). Automating genomic analysis allows life sciences to evolve from the research laboratory to commercial marketplace and management believes this technology will revolutionize the entire healthcare system. With a patent portfolio of technologies, CyGene believes that it has the opportunity to command substantial market share and profits in various market segments through the adoption of its technologies and know-how.

     The patented technologies can be applied, but are not limited to, the areas of human, veterinary, agriculture, aquaculture and health sciences. Likely uses in the short-term include, but are not limited to, commercialized genetic testing of humans and animals, cancer and infectious disease diagnostics and environmental monitoring systems. CyGene has also patented several high potential drug discoveries, one of which has very broad applicability in gene therapy.

     Collaborative research projects have resulted in a number of lucrative application areas for CyGene's technologies. Research on the CyGene's technologies has been conducted at: Yale University, Washington University, University of Miami, University of Florida, University of Barcelona in Spain, Royal Institute of Technology in Sweden, and the German Red Cross.

     Experts at the Department of Health and Human Services and the Food and Drug Administration have evaluated CyGene's technologies and based on those assessments, have invited CyGene to present two of its technologies at two special meetings on blood safety issues.

     Audited financial statements for CyGene, Inc. will be filed in a Form 8-K within 75 days from the consummation of the Merger.

                              ELECTION OF DIRECTORS
                                 (ACTION NO. 1)

     The Company's Certificate of Incorporation and Bylaws authorize a Board comprised of an odd number of Directors of not less than three nor more than fifteen. Shareholders have elected three new Directors.

     Set forth below for each per who has been elected Director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with the Company, his principal occupation now and for the past five years, other Directorships in public companies and his tenure of service with the Company as a Director. Each shall hold office until the annual meeting of stockholders in 2004.

     As a condition of the Agreement and Plan of Merger with CyGene, Inc., the Company has agreed that CyGene will appoint two additional directors to be named at a later date.

NOMINEES  FOR  ELECTION  AS  DIRECTORS

     RAYMOND J. ROMANO has been CEO, Chairman and Director of the Company since inception. Mr. Romano graduated from St. Peter's College with a B.S. degree in accounting and is a member of the New Jersey Society of Professional Accountants and of the American Society of Certified Public Accountants. Mr. Romano has been Vice President of Lodging Concepts, Inc., a privately held corporation in Fairfield, New Jersey since January of 1990.

     JOHN J. SIGNORELLI has been a Director of the Company since 1987. Mr. Signorelli attended Adelphi College where he earned Bachelor's and Master's degrees. From 1989 to 1999, Mr. Signorelli was the Executive Director of
Community Living Corporation. Mr. Signorelli then served as CEO of Mid-State Raceway, Inc. from September 1999 until his retirement is April 2001. Since retiring, he occasionally provides health care consulting services on a part time basis.

     MARTIN  MUNZER  has  been  President and Chief Executive Officer of CyGene,
Inc. since August 1997. Mr. Munzer has been involved in the medical/health industry since 1981. Mr. Munzer is a graduate of the University of Mainz, Studienkolleg, Mainz, Germany and earned a Masters of Science Degree in Engineering at Fachhochschule Darmstadt, Germany.

                       INCREASE THE AUTHORIZED CAPITAL TO
                          75,000,000 COMMON SHARES AND
                           1,000,000 PREFERRED SHARES
                                 (ACTION NO. 2)

     Shareholders will be asked to approve a change in capitalization of the Company from 3,500,000 shares of common stock, par value $.001 to 75,000,000 shares of common stock, par value $.001 and 1,000,000 shares of preferred stock, par value $.001. Management of the Company believes changing the capital structure of the corporation will provide the Company broader discretion in acquiring potential business opportunities and provide sufficient shares to allow the Company to complete the acquisition of CyGene through the Merger and to effect the forward split of currently issued and outstanding shares.

                            CHANGE IN CORPORATE NAME
                                 (ACTION NO. 3)

     Due to the evolving nature of the Company's business and as part of the Agreement and Plan of Merger, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to CyGene Laboratories, Inc., or such other similar name as may be available in Delaware. The name change will be effected by an amendment to the Company's Certificate of Incorporation.

              APPROVE A FORWARD SPLIT OF THE ISSUED AND OUTSTANDING
                    SHARES OF TRANSPIRATOR TECHNOLOGIES, INC.
                                 (ACTION NO. 4)

     As a part of the Agreement and Plan of Merger with CyGene, the Company will effect a 0.53 to one forward split of the issued and outstanding shares of Transpirator as of September 4, 2003.

                       APPROVAL OF 2003 STOCK OPTION PLAN
                                 (ACTION N0. 5)

     In order to fully compensate management and employees of the Company and to attract a highly skilled workforce, the Board of Directors has determined it is the best interest of the Company to establish a stock option plan and allocate 3,500,000 shares of common stock to the plan for stock option grants.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of September 3, 2003 the number and percentage of the 3,500,000 shares of outstanding common stock, par value $0.01 which, according to the information supplied to Transpirator, were beneficially owned by (i) each person who is currently a director of Transpirator, (ii) each executive officer, (iii) all current directors and executive officers of Transpirator as a group and (iv) each person who, to the knowledge of Transpirator, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.



NAME AND ADDRESS                      NUMBER OF SHARES   % OF SHARES
                                     BENEFICIALLY OWNED

NFS Services, Inc. (1). . . . . . .             812,500        23.21%
39 Broadway Suite 2020
New York, NY 10006

Bruce Kurchack (2). . . . . . . . .             470,196        13.42%
11162 N. 129th Way
Scottsdale, AZ 85259

Raymond J. Romano (3) . . . . . . .             451,025        12.88%
108 Darren Drive
Basking Ridge, NJ 07920

John E. Porcella (3). . . . . . . .             305,000         8.71%
8 North Hinterlands Dr.
Rhinebeck, NY 12572

John J. Signorelli (3), (4) . . . .             307,025         8.77%
25 Mandia Lane
Goldens Bridge, NY 10526

Richard K. Greene . . . . . . . . .             175,000          5.0%
1810 Mountain Top Road
Bridgewater, NJ 08807

Officers and Directors as a Group:.           1,063,050        30.37%
3 People

     (1) Transpirator management received a copy of a Schedule 13D, on January 4, 1989, as amended April 18, 1989, filed on behalf of J.T. Moran & Co., Inc. Moran was a registered broker dealer and was the underwriter of Transpirator's initial public offering in 1986. The Schedule 13D reported that Moran had acquired a total of 1,023,650 shares of which 812,500 were acquired in a private transaction with Oxygen Enrichment Company, Ltd. The balance of 211,150 shares were reported to have been acquired by Moran in its capacity as a market maker for Transpirator stock at various prices relative to the market. Management has been informed that OECO and Moran have both been liquidated by the Bankruptcy Court. During the fiscal year ended March 31, 2002, Transpirator hired counsel to determine the legal owner of these shares. It was determined that NFS Services purchased all of the assets of Moran from the United States Trustee after JTM filed its Chapter 7 bankruptcy. Transpirator issued a new stock certificate to NFS Services and cancelled the existing OECO stock certificate. NFS has posted a bond in the event that another person claims ownership of the stock.

     (2) Mr. Kurchack owns 10,000 shares individually and 315,196 in trust with his wife. Mr. Kurchack controls an additional 145,000 shares consisting of 120,000 shares in his children's trust account and 25,000 shares in an IRA account.

     (3)  Officer  and  Director

     (4)  10,000  of  Mr.  Signorelli's  shares  are  held  by  Cede  and  Co.

                               EXECUTIVE OFFICERS

     All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

                             EXECUTIVE COMPENSATION

     A summary compensation table for the previous three years is provided below.


SUMMARY  COMPENSATION  TABLE

NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)  BONUS ($)     OTHER ANNUAL
                                                             COMPENSATION


Ray Romano. . . . . . . . .  2003     -0- (1)        -0-    40,000 shares of
  Chief Executive Officer                                 common stock (2)
  Chief Financial Officer .  2002     -0- (1)        -0-   280,000 shares of
  Director                                                common stock (3)
                             2001     -0- (1)        -0-                 -0-

John Porcella . . . . . . .  2003     -0- (1)        -0-    20,000 shares of
  President                                               common stock (2)
  Director. . . . . . . . .  2002     -0- (1)        -0-   280,000 shares of
                                                          common stock (3)
                             2001     -0- (1)        -0-                 -0-

John Signorelli . . . . . .  2003        -0-         -0-    20,000 shares of
  Director                                                common stock (2)
                             2002        -0-         -0-   220,000 shares of
                                                          common stock (3)
                             2001        -0-         -0-                 -0-

     Transpirator formerly had employment agreements with Mr. Romano and Dr. Porcella providing for the payment of $12,000 per year to each officer. Beginning in 2002, the annual salaries were replaced with an hourly salary of $50.00 payable to all officers and directors. As of March 31, 2003, total accrued salaries payable were approximately $49,049.

     On July 2, 2003, the Board of directors authorized the issuance of 94,050 shares of common stock to two of Transpirator's three directors as compensation for their efforts in finding a merger partner for the Company. This issuance is in lieu of the $50 per hour fee they would have otherwise earned. The approximate value of the shares at the time of issue was $30,096 or $0.32 per share. The securities were offered in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

     On December 12, 2002, the Board of Directors authorized the issuance of 80,000 shares of common stock to Transpirator's three officers and directors as compensation for their efforts in securing the re-listing of the Company's stock on the OTC Bulletin Board. The approximate value of the shares at the time of issue was $2,800 or 0.035 per share. The securities were offered in a private transaction without registration in reliance on the exemption provided by
Section 4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

     On May 9, 2002, a total of 780,000 shares of common stock were issued to the Transpirator's three officers and directors. John Signorelli received 220,000 shares and Ray Romano and John Porcella each received 280,000 shares. The securities were offered in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

EMPLOYMENT  AND  OTHER  ARRANGEMENTS

     The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with operating the Company.

STOCK  OPTIONS  AND  WARRANTS

     No stock options were issued to any of the Named Executive Officers during fiscal year 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We conduct our operations at office facilities provided free of charge by Mr. Romano.

     During fiscal 1998, Transpirator entered into employment agreements with two officers, Ray Romano and John Porcella. The employment agreements commenced August 1, 1998 and provided for the payment of an aggregate salary of $12,000 per year for three years. Effective 2002, the agreement was modified to provide compensation at a rate of $50.00 per hour. No salaries have been paid under the agreement. At March 31, 2003 total compensation due to officers was approximately $49,049.

     On December 12, 2002 the Board of Directors authorized the issuance of 80,000 restricted common shares to Transpirator's three officers and directors as compensation for their efforts in securing the re-listing of the Company's stock on the OTC Bulletin Board. The approximate value of the shares at the time of issue was $2,800 or 0.035 per share. The shares were issued as follows:
Mr. Romano received 40,000 shares and Mr. Signorelli and Mr. Porcella each received 20,000 shares. The shares were issued in reliance of the exemption provided by Section 4(2) of the Securities Act of 1933. No underwriters were involved in the issuance, no public solicitations were made by the Company and no commissions were paid. At the date of this report, the certificates reflecting these shares have not yet been issued.

     On April 6, 1999, the Board of Directors authorized the payment of 450,000 shares of common stock to the three directors of the Company. These shares were not issued until May 9, 2002, when the Board of Directors approved the issuance of an additional 330,000 shares to Transpirator's officers and directors. As a result, On May 9, 2002, a total of 780,000 shares of common stock were issued to Transpirator's three officers and directors as compensation for overseeing Company operations from the date of organization in December of 1986 through March 2002.

     In 1987, officers and directors advanced a total of $29,750 to Transpirator to help pay operating expenses. Mr. Romano advanced $23,750 and Dr. Porcella advanced $6,000. The advances accrue interest at 7% per annum and are payable on demand.

                                OTHER INFORMATION

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

                                   FORM 10-KSB

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT 2 DANIEL ROAD, FAIRFIELD, NJ 07004.

                                   By  Order  of  the  Board  of  Directors

                                   /s/  Raymond  J.  Romano
                                   -------------------------
                                   Raymond  J.  Romano
                                   President